                                                                  EXHIBIT 10.9


                                  AMENDMENT
                                  ---------

     THIS AMENDMENT, is made and entered into to be effective the first day of March, 1993, by and between EP OPERATING LIMITED PARTNERSHIP, a Texas limited partnership, and ENSERCH GAS COMPANY, a division of Lone Star Energy Company, a Texas corporation.

                                  WITNESSETH
                                  ----------

     WHEREAS, a Natural Gas Sales and Purchase Contract has been entered into by and between EP Operating Limited Partnership ("EPO") and Enserch Gas Company ("EGC") effective March 1, 1993 ("Offsystem Contract"); and

     WHEREAS, an Agency Agreement has been entered into by and between EPO and EGC effective March 1, 1993 ("Agency Agreement"); and

     WHEREAS, the parties desire to amend the Offsystem Contract and Agency Agreement to provide the basis for determining the sales price under the Offsystem Contract and the agency fee under the Agency Agreement when sales are made from the same field during the same month pursuant to the Offsystem Contract and the Agency Agreement.

     NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) to each in hand paid by the other party hereto, the receipt and sufficiency of which is hereby acknowledged and the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

                                      I.

     Notwithstanding anything to the contrary contained in the Offsystem Contract and Agency Agreements, said agreements are amended as set forth below:

     (1) For the purpose of this Amendment, "Aggregate Average Daily Volume" shall mean the total of the average daily volume under the Offsystem Contract and the average daily volume under the Agency Agreement on a field by field basis.

     (2) For purposes of determining the volumes to which the various percentages shall apply to Buyer's weighted average sales price ("WASP") under the Offsystem Contract, the applicable volumes referenced in paragraphs A, B and C in the Price provision of the Offsystem Contract shall be calculated on a field by field basis, and the volume for any field from which EGC has both purchased gas under the Offsystem Contract and marketed gas for EPO under the Agency Agreement shall be multiplied by a fraction, the numerator of which is the average daily volume delivered to Buyer under the Offsystem Contract from any such field, and the denominator of which is the Aggregate Average Daily Volume from any such field.

     (3) For purposes of determining the volumes to be applied to the various fees under the Agency Agreement, the applicable volumes referenced in paragraphs A, B and C of the Fee and Payment provision of the Agency Agreement shall be calculated on a field by field basis and the volume for any field from which EGC has both purchased gas under the Offsystem Contract and marketed gas for EPO under the Agency Agreement shall be multiplied by a fraction, the numerator of which is the average daily volume delivered to a third party or parties pursuant to the Agency Agreement, and the denominator of which is the Aggregate Average Daily Volume.

- --------------------------------------------------------------------------------
Amendment - Page 2 of 6

                                     II.
                                   EXAMPLE

     In one month, in the same field, there are sales to EGC under the Offsystem Contract and sales to a third party pursuant to the Agency Agreement. The Aggregate Average Daily Volume is 8,000 MMBtu/day. The Offsystem Contract average daily volume is 6,000 MMBtu/day and the Agency Agreement average daily volume is 2,000 MMBtu/day.

                              Offsystem Contract
                              ------------------

A.  Volumes Sold for 98% of EGC's WASP
    ----------------------------------
    1,000 x 6,000/8,000                                = 750 MMBtu/day

B.  Volumes Sold for 99% of EGC's WASP
    ----------------------------------
    4,000 x 6,000/8,000                                = 3,000 MMBtu/day

C.  Volumes Sold for 99 1/2% of EGC's WASP
    --------------------------------------
    3,000 x 6,000/8,000                                = 2,250 MMBtu/day

                                                   =====================
                                                   Total 6,000 MMBtu/day

                               Agency Agreement
                               ----------------

A.  Volumes with Fee Based on 2% of Net Amount
    ------------------------------------------
    1,000 x 2,000/8,000                                = 250 MMBtu/day

B.  Volumes with Fee Based on 1% of New Amount
    ------------------------------------------
    4,000 x 2,000/8,000                                = 1,000 MMBtu/day

C.  Volumes with Fee Based on 1/2% of Net Amount
    ------------------------------------------
    3,000 x 2,000/8,000                                = 750 MMBtu/day

                                                   =====================
                                                   Total 2,000 MMBtu/day


- --------------------------------------------------------------------------------
Amendment - Page 3 of 6

     IN WITNESS WHEREOF, this Amendment has been executed in duplicate originals effective as of the day and year first herein written.

                                    "EPO"

ATTEST:                                    EP Operating Limited Partnership
                                           by Enserch Exploration, Inc.,
                                           Managing General Partner

BY: /s/ F. W. Fraleym                     By: /s/ Gary J. Junco
   -------------------------                  --------------------------
                                                  Gary J. Junco
                                                  President


                                    "EGC"

ATTEST: Enserch Gas Company, a division of Lone Star Energy Company, a Texas corporation


BY: /s/ F. W. Fraleym                     By: /s/ G. Marc Lyons
   -------------------------                  --------------------------
                                                  G. Marc Lyons
                                                  Sr. Vice President


- --------------------------------------------------------------------------------
Amendment - Page 4 of 6

STATE OF TEXAS

COUNTY OF DALLAS


     This instrument was acknowledged before me on the 8th day of April, 1993, by Gary J. Junco, President of ENSERCH EXPLORATION, INC., a Delaware corporation, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said corporation in its capacity as Managing General Partner of EP OPERATING Limited PARTNERSHIP.


                                          /s/ Tammy Sue Anderson
                                          ----------------------------------
                                          Notary Public in and for
                                            the State of Texas

TAMMY SUE ANDERSON
COMMISSION EXPIRES                        My commission expires: 6-11-93
JUNE 11 1993                              Printed name:Tammy Sue Anderson

- --------------------------------------------------------------------------------
Amendment - Page 5 of 6

STATE OF TEXAS

COUNTY OF DALLAS

     This instrument was acknowledged before me on the 8th day of April, 1993, by G. Marc Lyons Sr., Vice President of ENSERCH GAS COMPANY, a division of Lone Star Energy Company, a Texas corporation, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said corporation.




                                          /s/  Tammy Sue Anderson
                                          ----------------------------------
                                          Notary Public in and for
                                            the State of Texas

TAMMY SUE ANDERSON                        My commission expires: 6-11-93
COMMISSION EXPIRES
JUNE 11 1993                              Printed name: Tammy Sue Anderson


- --------------------------------------------------------------------------------
Amendment - Page 6 of 6

                   NATURAL GAS SALES AND PURCHASE CONTRACT

Enserch Gas Company

SELLER                                   BUYER

NAME: EP Operating Limited Partnership   NAME: Enserch Gas Company

ADDRESS: P.O. Box 2649                   ADDRESS: 10375 Richmond Ave., Suite 300
         Dallas, Texas 76011                      Houston, Texas 77042-4166

ATTN: Gas Contract Administration        ATTN: Off-System Volume Control

PHONE: (214) 670-2946                    FAX:   (713) 954-4439
FAX:   (214) 670-1549                    PHONE: (713) 954-4440

SEND PAYMENTS BY WIRE                    SEND INVOICES TO:
TRANSFER TO:
                                                   Same As Above
EP Operating Limited Partnership
Texas Commerce Bank - Dallas
ABA No. 111001150
Account No. 08805017306

QUANTITY (MMBTU): Seller shall give Buyer written notice ten (10) days prior to the commencement of each month during which Seller anticipates delivering gas to Buyer of the volumes of gas, on a field-by-field basis, that Seller estimates shall be available for delivery to Buyer during each such month. Seller shall provide Buyer with as much advance notice as possible of any changes in any of the estimated volumes.

TERM: Subject to the other terms and provisions hereof, this Contract shall be effective for a primary term commencing March 1, 1993 and shall continue in full force and effect through and including December 31, 1996 and year to year thereafter until cancelled by either party by giving written notice to the other party at least six (6) months prior to January 1 of the year such cancellation shall be effective.

PRICE PER MMBTU (AS MEASURED AND CALCULATED AT EACH DELIVERY POINT): Buyer shall pay and Seller shall accept prices calculated as follows: The prices payable under this Contract shall be calculated each month, on a field-by-field basis, and, for each field, shall be equal to the following percents of Buyer's weighted average sales price for gas produced from each such field and delivered to Buyer's customers during any such month, from which weighted average sales price shall first be deducted the transportation expense incurred by Buyer in transporting such gas to Buyer's customers. For the purposes of this Contract, "Average Daily Volume" shall mean the total volume delivered in any given month divided by the number of days in such month.

  A. For any month during which the Average Daily Volume is less than one thousand (1,000) MMBtu per day, the price shall be equal to ninety-eight percent (98%) of Buyer's weighted average sales price for such month.

  B. For any month during which the Average Daily Volume is greater than or equal to one thousand (1,000) MMBtu per day, but less than five thousand (5,000) MMBtu per day, the price shall be equal to (i) ninety-eight percent (98%) of Buyer's weighted average sales price for such month for one thousand (1,000) MMBtu per day and (ii) ninety-nine percent (99%) of Buyer's weighted average sales price for such month for those volumes in excess of one thousand (1,000) MMBtu per day.

  C. For any month during which the Average Daily Volume is greater than or equal to five thousand (5,000) MMBtu per day, the price shall be equal to (i) ninety-eight percent (98%) of Buyer's weighted average sales price for such month for the first one thousand (1,000) MMBtu per day; (ii) ninety-nine percent (99%) of Buyer's weighted average sales price for such month for the next four thousand (4,000) MMBtu per day; and (iii) ninety-nine and one-half percent (99 1/2%) of Buyer's weighted average sales price for such month for those volumes in excess of five thousand (5,000) MMBtu per day.

The parties agree that the amount of severance, production or similar tax, fee or other levy on the production of gas (not including income, excess profits, capital stock, franchise or general property tax) levied, assessed or fixed in respect of or applicable to the gas to be delivered by Seller to Buyer hereunder is included in this price.

DELIVERY POINT(S): Mutually agreeable point(s) to be evidenced in writing.

THIS CONTRACT IS SUBJECT TO THE TERMS AND CONDITIONS ON THE REVERSE SIDE
HEREOF.

We acknowledge that this represents the agreement reached between Buyer and Seller:

      SELLER:  EP OPERATING LIMITED PARTNERSHIP BY ENSERCH EXPLORATION,
               INC., ITS MANAGING PARTNER
               /s/ Gary J. Junco
               --------------------------------------------------------
               PRINTED NAME: Gary J. Junco
                                                         4/8/93
               --------------------------------------------------------
               TITLE: President                          Date
      --------------------------------------------------------------------------
      BUYER:   ENSERCH GAS COMPANY
               /s/ G. Marc Lyons
               --------------------------------------------------------
                                                         4/8/93
               --------------------------------------------------------
               TITLE: Sr. Vice President                 Date

                             TERMS AND CONDITIONS

1. SUBJECT MATTER AND QUANTITY: During each month during the term of this Contract, Seller may sell and Buyer may purchase the quantity of natural gas that Seller has notified Buyer, in accordance with this Contract, may be available for delivery during any such month; provided, however, neither party is obligated to sell or to purchase any specific amount of gas. Buyer will endeavor to (i) accept each day that Seller has gas available for delivery and
(ii) provide Seller with as much advance notice as reasonably possible of interruption of Buyer's ability to accept gas.

2. PRICE: Buyer agrees to pay and Seller agrees to accept the Price established as set forth on the front of this Contract for all gas actually delivered in accordance with this Contract.

3. DELIVERY POINT(S), TRANSPORTATION AND PRESSURE: The Delivery Point(s) hereunder may vary from time to time and shall be those points mutually agreed upon by Buyer and Seller during the term of this Contract, which agreement shall be evidenced in writing signed by Buyer and Seller. Seller shall arrange and pay for transportation of the gas to the Delivery Point(s), and Buyer shall arrange and pay for transportation of the gas thereafter. The gas shall be delivered at a pressure sufficient to enter the receiving pipeline's facilities at the existing pressure from time to time; provided, however, neither party shall be required to compress gas in order to effect delivery. Buyer shall nominate and Seller shall confirm daily dispatch volumes for the coming month at least 24 hours prior to the transporting pipeline(s) deadline. Changes in nomination shall be made at least 48 hours prior to scheduled delivery or prior to the applicable pipeline's deadline, whichever is sooner. Any pipeline charges related to imbalances or changes shall be paid by the party whose failure or change caused the charge.

4. TERM: The term of this Contract is three (3) years commencing March 1, 1993 and year-to-year thereafter until cancelled as set out on the front of this Contract.

5. QUALITY AND MEASUREMENT: Measurement of volume (Mcf) or heating value (MMBtu) of the natural gas purchased and sold hereunder shall be made at the Delivery Point(s) in accordance with the receiving pipeline's tariff or other procedures. Buyer shall not be obligated to purchase any gas which does not meet all specifications of the receiving pipeline.

6. BILLINGS AND PAYMENT: Seller shall invoice Buyer on or before the fifteenth
(15th) day of the month following actual deliveries. Buyer shall pay Seller by wire transfer on or before the last day of the month following deliveries. If Buyer fails to make full payment to Seller when payment is due, interest shall accrue at the prime rate of NationsBank, Dallas, Texas. Each party shall have the right at reasonable times to examine the records of the other party to the extent necessary to verify the accuracy of any statement or payment made pursuant hereto, which right may be exercised monthly. No adjustment or repayment shall be made after the lapse of twenty-five (25) months from the date the payment was due.

7. FORCE MAJEURE: In the event either party hereto is rendered unable, wholly or in part, by reason of force majeure to carry out any obligation under this Contract, other than to make payments due, it is agreed that, upon timely notice, such inability shall not be the basis of claims for damages sustained by either party or for breach of contract. The term "force majeure: shall mean acts of God or government authority; the elements; labor troubles; fires; accidents; breakage, repair or change of or obstruction in pipelines, equipment or machinery; fluctuations in gas pressure; demands in excess of the capacity of Seller's equipment or pipelines; failure of performance by any third party transporter that is not caused by the party claiming force majeure; or other causes or contingencies reasonably beyond the control of the party claiming force majeure.

8. TITLE: Title to the natural gas sold hereunder shall pass at the Delivery Point(s). In any event, Seller will pay or cause to be paid all royalties, taxes and other sums due on production and transportation of the natural gas prior to delivery. Seller shall be in full control and possession of the natural gas and shall be fully responsible and shall indemnify Buyer for any damage or injuries caused thereby until the natural gas is delivered to Buyer at the Delivery Point(s), except for injuries and damage which shall be caused by the negligence of Buyer. Buyer shall pay all taxes or other sums due on or after delivery of gas to Buyer and shall be fully responsible and shall indemnify Seller for damage or injury occurring after the natural gas is delivered to the Delivery Point(s), except for injuries and damages caused by the negligence of Seller.

9. WARRANTIES AND LIMITATIONS OF LIABILITIES: Seller warrants that it has the right to sell all gas delivered and that such gas is free from liens and adverse claims of any kind. Seller shall save and hold Buyer harmless against all loss, damage and expense of every character due to adverse claims on gas delivered. In the event of a dispute concerning Seller's title or right to the proceeds of the sale of gas delivered under this Contract, Buyer may suspend payments for any disputed amount, without interest, until the problem is corrected to Buyer's satisfaction or Seller furnishes security satisfactory to Buyer.

10. ASSIGNMENT: No assignment of this Contract or of any right or obligation hereunder shall be made without the written consent of the other party, which consent shall not be unreasonably withheld or delayed. This Contract shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

11. APPLICABLE LAW AND REGULATIONS: THIS CONTRACT IS GOVERNED BY THE LAWS OF THE STATE OF TEXAS NOT INCLUDING ANY CONFLICT OF LAW PRINCIPLES THAT MIGHT REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. This sale is subject to all applicable governmental laws, orders, directives, rules and regulations. The parties agree that all natural gas sold hereunder is not subject to any maximum lawful price under the Natural Gas Policy Act.

12. ENTIRE AGREEMENT: This document shall constitute the entire agreement between the parties and supersedes all previous agreements. No other promises, agreements or warranties additional to this Contract shall be deemed a part hereof nor shall any alteration or amendment of this Contract be effective without the written consent of each party.

13. CONFIDENTIALITY: The parties shall keep the terms of this Contract confidential except as may be required to effectuate transportation of the gas or to meet the requirements of a regulatory agency having jurisdiction over the matter for which information is sought.

14. WAIVER OF DEFAULT: No waiver of one or more defaults by either party shall operate as a waiver of any future default(s) whether of a like or different nature.

15. NOTICE: Any notice required hereunder shall be deemed properly served when delivered personally, when deposited in the U.S. mail if sent to the addresses stated on the face hereof by mail, or when actually received at the receiver's facsimile machine during regular business hours (8:00 a.m. to 5:00 p.m c.s.t., Monday through Friday) if by facsimile.